                                                                   EXHIBIT 10.65


          PARTNERSHIP INTEREST PURCHASE AGREEMENT, dated as of July 2, 1998, among ROCKY ACQUISITION, LLC, a Delaware limited liability company (the "Purchaser"), TARRANT APPAREL GROUP, a California corporation ("TAG"), LIMITED DIRECT ASSOCIATES, L.P., a Delaware limited partnership ("LDA"), ROCKY APPAREL, INC., a New York corporation ("RAI"), and GABRIEL MANUFACTURING COMPANY, a Mississippi corporation ("GMC," and together with LDA and RAI, the "Sellers").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, pursuant to a certain limited partnership agreement, dated May 27, 1994 (the "Limited Partnership Agreement"), LDA, RAI and GMC own 49, 20 and 31 partnership units, respectively, of Rocky Apparel, L.P., a Delaware limited partnership ("Rocky"), as limited partners and RAI owns an additional 1 partnership unit of Rocky as a general partner;

          WHEREAS, the Purchaser has been formed by TAG for the purpose of acquiring 100% of the partnership interests in Rocky from the Sellers pursuant to the terms and conditions of this Agreement;

          WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase 100% of the partnership interests in Rocky on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:

          Section 1.  Sale and Purchase.  In reliance upon the representations
                      -----------------
and warranties contained herein and subject to the terms and conditions hereof,
(a) each of the Sellers, severally and not jointly, will sell to the Purchaser,
 -
and the Purchaser will purchase, on the Closing Date (as defined in Section 2), the partnership units (the "Units") owned by each of the Sellers set forth opposite such Seller's name on Schedule 1, which in the aggregate represent 100% of the partnership interests (collectively, the "Partnership Interests") in Rocky. The sale and purchase of the Units will be effective as of 12:01 a.m. (Los Angeles time) on July 1, 1998.

          Section 2.  Closing.
                      -------

          2.1  Place and Date.  The closing of the sale and purchase of the
               --------------
Partnership Interests (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York at 10:00 a.m. on July 2, 1998, or at such other time and place as the parties to this Agreement shall agree (the "Closing Date").

          2.2  Payment of Purchase Price.  Subject to the terms and conditions
               -------------------------
of this Agreement and the Escrow Agreement, the Purchaser shall deliver at the Closing to each of the Sellers cash and/or common stock of TAG (the "TAG Stock") in the amount set forth opposite such Seller's name on Schedule 2.2(a), which amounts shall total $7,500,000 plus 80,890 shares of TAG Stock in the aggregate for all of the Sellers (the "Initial Purchase Price"), with such cash amounts payable by wire transfer of immediately available funds to the account or accounts described on Schedule 2.2(b) of the Agreement or otherwise designated by each of the Sellers at least two business days prior to the Closing Date.

          Section 3.  Purchase Price Adjustment.  (a)  Delivery and Review of
                      -------------------------        ----------------------
Closing Balance Sheet.  As promptly as practicable, but no later than 60 days
---------------------
after the Closing Date, the Sellers will cause Rocky to prepare and deliver to the Purchaser (i) a draft balance sheet of Rocky, dated as of June 30, 1998 (the
               -
"Closing Balance Sheet"), accompanied by a draft auditors' report thereon from Pricewaterhouse Coopers LLC ("PC") and (ii) a draft certificate of an officer of
                                        --
Rocky, setting forth the Closing Net Worth together with supporting calculations in reasonable detail (the "Adjustment Certificate"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles. The Purchaser shall have 45 days from the date on which the Closing Balance Sheet and the Adjustment Certificate are delivered to it and the PC work papers are available for review in Los Angeles, California to review such documents (the "Review Period"). The Purchaser and its accountants shall be provided with full access to the PC work papers at the Purchaser's Los Angeles, California office in connection with such review. If the Purchaser disagrees in any respect with any item or amount shown or reflected in the Closing Balance Sheet or the Adjustment Certificate or with the calculation of the Closing Net Worth, the Purchaser may, on or prior to the last day of the Review Period, deliver a notice to the Sellers setting forth, in reasonable detail, each disputed item or amount and the basis for the Purchaser's disagreement therewith, together with supporting calculations (the "Dispute Notice"). It is mutually agreed that estimates used in the preparation of the Closing Balance Sheet may be conclusively disputed by actual results which differ from such estimates prior to the end of the Review Period. The Dispute Notice shall set forth the Purchaser's position as to the proper Closing Net Worth. If no Dispute Notice is received by the Purchaser on or prior to the last day of the Review Period, the Closing Balance Sheet and the Adjustment Certificate shall become final and be deemed accepted by the Purchaser. The Purchaser's rights to indemnification pursuant to Sections 13 and 14 (and any limitations on such rights) shall not be deemed to limit, supersede or otherwise affect the Purchaser's rights to a full purchase price adjustment pursuant to this Section 3.

          (b)  The Accountant.  Within 15 days after the Sellers' receipt of a
               --------------
Dispute Notice and unless the matters in the Dispute Notice have otherwise been resolved by mutual agreement of the parties, the Purchaser and the Sellers shall mutually agree upon and jointly contact an independent accounting firm with experience in the apparel industry, which shall be retained to resolve the issues set forth in the Dispute Notice. If the Purchaser and the Sellers cannot agree on the independent accounting firm to be retained, the Purchaser and the Sellers shall each submit the name of one accounting firm that satisfies the qualifications set forth in this Section 3, and the independent accounting firm shall be selected by lot from those two firms. The independent accounting firm retained by the Purchaser and the Sellers (the "Accountant") shall conduct such review of the Closing Balance Sheet, any related work papers of Rocky's accountants, the Adjustment Certificate and the Dispute Notice, and any supporting documentation as the Accountant in its sole discretion deems necessary, and the Accountant shall conduct such hearings or hear such presentations by the parties as the Accountant in its sole discretion deems necessary.

          (c) The Adjustment Report.  The Accountant shall, as promptly as
              ---------------------
practicable and in no event later than 45 days following the date of its retention, deliver to the Purchaser and the Sellers a report (the "Adjustment Report"), in which the Accountant shall, after considering all matters set forth in the Dispute Notice, determine what adjustments, if any, should be made to the Closing Balance Sheet in order for it to comply with this Section 3, and shall determine the appropriate Closing Net Worth on that basis. The Adjustment Report shall set forth, in reasonable detail, the Accountant's determination with respect to each of the disputed items or amounts specified in the Dispute Notice, and the revisions, if any, to be made to the Closing Balance Sheet, the Adjustment Certificate and the Closing Net Worth, together with supporting calculations. The Sellers shall pay one-half, and the Purchaser shall pay one-half, of the fees and expenses of the Accountant incurred in connection with the matters referred to in this Section 3. The Adjustment Report shall be final and binding upon the Purchaser and the Sellers, and shall be deemed a final arbitration award that is enforceable pursuant to the terms of the Federal Arbitration Act, 9 U.S.C. (S)(S) 1 et seq.
                                   -- ---

          (d) Adjustment and Payment.  Effective upon the end of the Review
              ----------------------
Period (if a timely Dispute Notice is not delivered), or upon the resolution of all matters set forth in the Dispute Notice by agreement of the parties or by the issuance of the Adjustment Report (if a timely Dispute Notice is delivered), the Initial Purchase Price shall be reduced by the amount, if any, by which the Closing Net Worth is less than $0, or increased by the amount, if any, by which the Closing Net Worth is greater than $0. Any adjustment to the Initial Purchase Price pursuant to this Section 3 shall be paid by the Purchaser or the Sellers, as the case may be, on the fifth business day following the end of the Review Period (if a timely Dispute Notice is not delivered), or five business days after the date on which the Adjustment Report has been received by the Sellers and the Purchaser (if a timely Dispute Notice is delivered). Any such payment shall be made by wire transfer of immediately available funds to the account or accounts designated by the Sellers or the Purchaser, as the case may be, at least two business days prior to the date on which such payment is scheduled to be made. "Purchase Price" shall mean the Initial Purchase Price, as adjusted pursuant to this Section 3.

          (e)  Definitions.  For purposes of this Section 3:
               -----------

          "Closing Net Worth" shall mean tangible assets (including fixed assets at Rocky's book value) less liabilities of Rocky, all as shown on the Closing Balance Sheet, as of the Closing Date and, except for the transfer of the USPA Assets to GMC in accordance with Section 4.6, prior to giving effect to the consummation of the transactions contemplated by this Agreement.

          (f) Within 100 days after the Closing Date, Rocky will report to the Purchaser and the Sellers in writing the dollar amount of accounts receivable that appeared on the Closing Balance Sheet, without taking into account any reserve (the "Gross CBS Receivables"), and that were collected on or within 90 days after the Closing Date (the "Collected Receivables"). If such amount exceeds (x) the amount of the Gross CBS Receivables, less (y) the reserve for
         -                                                 -
uncollectible receivables taken into account in the Closing Balance Sheet (such difference, the "Net CBS Receivables"), then the Initial Purchase Price shall be increased by, and the Purchaser shall promptly pay to the Sellers, an amount equal to such excess. If such amount is less than the Net CBS Receivables, then the Initial Purchase Price shall be reduced by, and the Sellers shall promptly pay to the Purchaser, an amount equal to such shortfall. If after such 90-day period, additional payments are received by Rocky in respect of Gross CBS Receivables, such payments shall be paid to the Sellers. Disputes regarding the calculations required by this subsection (f) (which may be raised by either the Sellers or the Purchaser) shall be resolved by the Accountant in accordance with the procedure set forth in subsections (b) and (c) of this Section 3.

          (g) Allocation of the Purchase Price Adjustment and Accounts
              --------------------------------------------------------
Receivable Adjustment; Limitation.  Each of LDA, GMC and RAI shall receive from
---------------------------------
the Purchaser or pay to the Purchaser, as the case may be, 49%, 31% and 20%, respectively, of any adjustment to the Initial Purchase Price pursuant to subsections (d) or (f) of Section 3. Any such adjustment to the Initial Purchase Price shall be deemed either an addition or a reduction to the Initial Purchase Price for the Partnership Interests purchased by the Purchaser from the Sellers. Notwithstanding anything else contained in this Section 3, the Sellers or the Purchaser, as the case may be, shall not be required to pay any adjustment to the Initial Purchase Price pursuant to subsections (d) or (f) of this Section 3 unless the aggregate net adjustment to the Initial Purchase Price, after application of both subsections, exceeds $50,000.

          Section 4.  Conditions to the Obligations of the Purchaser and TAG.
                      ------------------------------------------------------
The obligations of the Purchaser and TAG under this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions:

          4.1 Representations and Warranties.  The representations and
              ------------------------------
warranties of each of the Sellers set forth herein shall be true and correct when made and in all material respects at and as of the Closing.

          4.2 Performance.  Each of the Sellers shall have performed and
              -----------
complied, in all material respects, with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, unless the same shall have been waived.

          4.3 Closing Certificate.  Each of the Sellers shall have delivered to
              -------------------
the Purchaser a certificate signed by an officer of such Seller dated the Closing Date, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled with respect to such Seller.

          4.4 Consents.  All consents or waivers required in connection with the
              --------
transactions contemplated hereby shall have been obtained or waived.

          4.5 Escrow Agreements.  A share escrow and security agreement between
              -----------------
TAG, RAI and GMC, in form and substance reasonably acceptable to TAG, RAI and GMC (the "Escrow Agreement") shall have been executed and delivered on or prior to the Closing Date.

          4.6 U.S. Polo Association Assets.  Rocky's receivable from the U.S.
              ----------------------------
Polo Association and any related inventory and any rights in the U.S.P.A. master license (collectively, the "USPA Assets") shall have been transferred to GMC immediately prior to Closing.

          4.7 Employment Arrangements. The Purchaser and Gabriel Zeitouni
              -----------------------
("Zeitouni") shall have negotiated in good faith and entered into mutually satisfactory employment arrangements (the "Employment Agreement") relating to Zeitouni's employment by Rocky.

          4.8 Proceedings and Documents.  All proceedings in connection with the
              -------------------------
transactions contemplated hereby and all documents and instruments incidental thereto shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser may reasonably request.

          Section 5.  Conditions to the Obligations of the Sellers.  The
                      --------------------------------------------
obligations of each of the Sellers under this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions.

          5.1 Representations and Warranties.  The representations and
              ------------------------------
warranties of the Purchaser and TAG set forth herein shall be true and correct when made and in all material respects at and as of the Closing.

          5.2 Performance.  Each of the Purchaser and TAG shall have performed
              -----------
and complied, in all material respects, with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing unless same shall have been waived.

          5.3 Closing Certificate.  Each of the Purchaser and TAG shall have
              -------------------
delivered to the Sellers a certificate signed by an officer, dated the Closing Date, certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled with respect to such person.

          5.4 Ancillary Agreements.  The Escrow Agreement and the Employment
              --------------------
Agreement (collectively, the "Ancillary Agreements") shall have been executed and delivered on or prior to the Closing Date.

          5.5 U.S. Polo Association Assets.  The USPA Assets shall have
              ----------------------------
been transferred to GMC immediately prior to Closing.

          5.6 Repayment of Certain Borrowings.  All amounts owed (approximately
              -------------------------------
$3,409,242) by Rocky to LDA or its affiliates shall have been paid in full on the Closing Date by the Purchaser by wire transfer of immediately available funds, to the same account as LDA's portion of the Initial Purchase Price is wired. All amounts owed by Zeitouni to LDA, or their respective affiliates shall have been paid in full on the Closing Date by Zeitouni or restructured in a manner satisfactory to LDA in its sole discretion.

          5.7 Employment Arrangements.  The Purchaser and Zeitouni shall have
              -----------------------
negotiated in good faith and entered into the Employment Agreement relating to Zeitouni's employment by Rocky.

          5.8 Proceedings and Documents.  All proceedings in connection with the
              -------------------------
transactions contemplated hereby and all documents and instruments incidental thereto shall be reasonably satisfactory in substance and form to each of the Sellers, and each of the Sellers shall have received all such originals or certified or other copies of such documents as such Seller may reasonably request.

          Section 6. Representations and Warranties of GMC and RAI.  GMC and
                     ---------------------------------------------
RAI, jointly and severally, represent and warrant to the Purchaser and TAG as follows:

          6.1 Organization and Standing of Rocky.  Rocky is a limited
              ----------------------------------
partnership duly organized and validly existing under the laws of the State of Delaware.

Each of RAI and GMC is a corporation duly organized and validly existing under the laws of their respective states of incorporation. Rocky is duly qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions where the nature of its business or the character of its assets requires such qualification except where the failure to so qualify would not have a material adverse effect on the business of Rocky. Each of Rocky, RAI and GMC has all requisite corporate power and authority to own and operate its respective properties, to carry on the business conducted by it and to enter into this Agreement and the Escrow Agreement and the transactions contemplated herein and therein and to perform its obligations under this Agreement and such contemplated transactions.

          6.2  Capitalization of Rocky.  (a) Each of GMC and RAI have the full
               -----------------------
capacity, right and lawful authority to transfer the Partnership Interests owned by GMC and RAI to the Purchaser. Schedule 1 contains a complete and correct list of all outstanding partnership interests in Rocky, together with a list of owners thereof. Each of GMC and RAI owns beneficially and of record, the Partnership Interests as indicated on Schedule 1, free and clear of any liens, claims or encumbrances ("Liens"). Assuming that the Purchaser is acquiring the Partnership Interests in good faith, upon the delivery of and payment by the Purchaser of the Initial Purchase Price in the manner described in Section 2.2, the Purchaser shall acquire good and valid title to the Partnership Interests from GMC and RAI, free and clear of any Liens.

          (b) All outstanding partnership interests of Rocky, including the Units, are duly authorized, validly issued, fully paid and nonassessable.

          (c) There are no preemptive or similar rights on the part of any holders of any class of securities of Rocky and no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating Rocky, GMC or RAI, contingently or otherwise, to issue or sell, or cause to be issued or sold, any partnership interest of Rocky, or any securities convertible into or exchangeable for any such interests, are outstanding, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of Rocky, GMC or RAI to repurchase, redeem or otherwise acquire any outstanding partnership interests or other securities of Rocky.

          6.3 Investments.  Assuming the liquidation and dissolution of AC
              -----------
Designs LLC and AC Designs Inc., Rocky does not own any shares of capital stock or other securities of, or interest in, any other person.

          6.4 Agreement.  This Agreement and the Escrow Agreement have been duly
              ---------
authorized by all necessary action on the part of each of Rocky, GMC and RAI, have been duly executed and delivered by each of them and constitute the legal, valid and binding obligations of each of them, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

          6.5 No Conflicting Instruments.  Except as set forth on Schedule 6.5
              --------------------------
or contemplated by Section 9, the execution, delivery and performance of this Agreement and the Escrow Agreement and the transactions contemplated herein and therein by each of Rocky, GMC or RAI will not violate or conflict with its certificate of incorporation or certificate of limited partnership, or by-laws or limited partnership agreement, as the case may be, and will not violate, conflict with, or constitute a default under, any agreement or instrument to which any of Rocky, GMC or RAI is a party or by which any of Rocky, GMC or RAI is bound, or any judgment, decree, order, statute, rule or governmental regulation applicable to any of Rocky, GMC or RAI.

          6.6 Governmental Consent.  Except for the Mississippi governmental
              --------------------
consent as set forth on Schedule 6.5, no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement or the Escrow Agreement or of any of the transactions contemplated hereby or thereby by any of Rocky, GMC or RAI that has not been obtained.

          6.7 No Undisclosed Liabilities.  Except to the extent reflected or
              --------------------------
reserved against on its balance sheet as at December 31, 1997, disclosed in this
Section 6 or incurred in the ordinary course of business since December 31, 1997, Rocky has no liabilities, whether absolute, accrued, contingent or otherwise, and whether due or to become due.

          6.8 Inventories.  All inventories of Rocky, including raw materials,
              -----------
parts, supplies, work in process and finished goods, reflected on the balance sheet of Rocky, dated as of December 31, 1997 (the "Balance Sheet") or on the books of Rocky on the Closing Date are of good, usable and merchantable quality (subject to normal shrinkage, damage and the occurrence of seconds).

          6.9 Patents, Trademarks, etc.  Rocky does not own any patents, trade
              ------------------------
names, trademarks, copyrights and other similar property rights.

          6.10 Financial Statements and Information.  Rocky has delivered to the
               ------------------------------------
Purchaser copies of the audited balance sheet, statement of operations and retained earnings and statement of cash flows of Rocky as at, and for the year ended, December 31, 1997. All such financial statements have been or will be prepared in accordance with generally accepted accounting principles, applied consistently throughout the periods covered thereby, and fairly present the financial condition of Rocky as at the dates indicated and the results of its operations for the periods indicated.

          6.11 Compliance with Laws.  Rocky is not in violation of any
               --------------------
applicable law, rule or regulation of any governmental authority or of any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the effect of which violation could adversely affect the business, condition (financial or other) or prospects of Rocky.

          6.12 Taxes.  Except as disclosed on Schedule 6.12, (a) Rocky has or
               -----
will have duly and timely filed with the appropriate governmental agencies all tax returns and reports required to be filed by it on or before the Closing Date or obtained extensions therefor; (b) all taxes, assessments and other governmental charges upon Rocky or upon any of its respective properties, assets, income, receipts, payrolls, transactions, capital, net worth or franchises (including any interest, penalties or additions to tax payable in respect thereof) ("Taxes") that are shown as due and payable on such returns or reports and other Taxes that are due and payable on or before the Closing Date have been or will be paid; (c) Rocky has duly and timely withheld all Taxes required to be withheld in connection with its business or assets and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose; (d) Rocky is not currently the beneficiary of any extension of time to file any Tax return; and
(e) no claim or assessment (other than a claim or assessment that has been finally settled) concerning any liability for Taxes of Rocky has been asserted, raised or threatened by any taxing authority. Rocky is and has been treated as a partnership for U.S. federal income tax purposes for all relevant taxable periods.

          6.13 Environmental Matters.  (a)  Rocky has not (i) breached or been
               ---------------------                       -
notified by any governmental or regulatory authority to have breached any Environmental Law, (ii) released any Hazardous Substance or (iii) become aware
                    --                                       ---
of the release or presence of any Hazardous Substance, except in amounts not constituting a breach of any Environmental Law, on any property owned, leased or occupied by Rocky. There are no underground storage tanks on property owned, leased or occupied by Rocky.

          (b)  For purposes of this Section 6.13, (i) "Environmental Law" means
                                                   -
all Laws relating to the protection of the environment, to human health and safety, or to any environmental activity, including, without limitation, (x) the
                                                                          -
Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (y) all other requirements pertaining to reporting, licensing, permitting,
      -
investigation or remediation of emissions, discharges, releases or threatened releases of any Hazardous Substance into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of any Hazardous Substance and

(z) all other requirements pertaining to the protection of the health and
 -
safety of employees or the public, and (ii) "Hazardous Substance" means any
                                        --
substance that (x) is or contains asbestos, urea formaldehyde foam insulation,
                -
poly chlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (y) requires investigation, removal or
                                 -
remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder or (z) is toxic,
                                                            -
explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority or Environmental Law.

          6.14  No Brokers or Finders.  No person has or will have, as a result
                ---------------------
of the transactions contemplated by this Agreement, any right, interest or valid claim against the Purchaser or TAG, for any commission, fee or other compensation as a finder or broker because of any act or omission by Rocky, RAI or GMC or any of their agents.

          6.15 Actions to Closing.  During the period from December 31, 1997 to
               ------------------
and including the date hereof, and from the date hereof to and including the Closing Date, except as otherwise consented to in writing by the Purchaser, Rocky has and shall have:

          (a) carried on its business in, and only in, the usual, regular and ordinary course in substantially the same manner as conducted prior to December 31, 1997 and, to the extent consistent with such business, has retained the services of its present employees, and preserved its relationships with customers, suppliers and others having business dealings with Rocky;

          (b)  (i) not mortgaged, pledged or subjected to any encumbrance any of
                -
the assets, other than encumbrances that do not, individually or in the aggregate, materially detract from the value of the property subject thereto or impair the use of such property in the operation of the business of Rocky, (ii)
                                                                            --
not purchased or otherwise acquired, or sold or otherwise disposed of, any material assets, except in the ordinary course of business and (iii) not
                                                                ---
incurred any indebtedness for borrowed money, incurred any capital lease obligations or made any distribution to any holders of its partnership interests other than a tax distribution; and

          (c) advised the Purchaser of any event or condition of any character, materially and adversely affecting, either in any case or in the aggregate, the condition (financial or other), assets, liabilities, revenues, business or prospects of Rocky other than matters of a general economic or political nature that do not affect the business of Rocky uniquely.

          6.16 Labor; Employee Benefits.  Schedule 6.16 contains a complete and
               ------------------------
correct list of all of Rocky's retirement, pension, savings, profit-sharing, stock option or other equity plan, health benefit and welfare plan, multi-employer plans, bonus incentive plans, deferred compensation or similar plans or other employee benefit plans, and all collective bargaining agreements, employment agreements, consulting agreements, severance agreements, change of control agreements or retention and termination agreements to which Rocky is a party. Rocky has not incurred (either directly or indirectly, including as a result of any indemnification obligation or statutory joint and several liability obligation) any liability under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Internal Revenue Code relating to employee benefit plans and no event, transaction or condition has occurred or exists which could result in any such liability to Rocky or, following the Closing, the Purchaser or its affiliates. Since December 31, 1997, the Company has not experienced any actual or threatened work stoppages, slow-downs or other actions and neither Rocky, GMC nor RAI has any knowledge of any planned work stoppages, slow-downs or other job actions or of any union organizing efforts involving employees of Rocky.

          6.17 Litigation.  Schedule 6.17 contains a complete and correct list
               ----------
of all suits, actions or legal, administrative, arbitration or other proceedings or investigations pending, filed or threatened by, against or directly involving Rocky. There is no action, proceeding or investigation pending or to the knowledge of GMC or RAI threatened against GMC or RAI that questions the validity of this Agreement or any action taken or to be taken by GMC or RAI in connection herewith.

          6.18 Employees.  GMC or RAI has previously provided to the Purchaser a
               ---------
complete and correct list of all employees, agents and consultants of Rocky and their respective rates of compensation.

          6.19 Assets.  GMC or RAI has previously provided to the Purchaser a
               ------
complete and correct list of all assets (including, but not limited to, all real property, machinery, furniture, fixtures, equipment and other tangible assets) used in, or necessary for the conduct of, the business of Rocky as presently conducted, other than any item the original cost of which was less than $500. Except as set forth on such list, all such assets are owned or leased by Rocky free and clear of all liens, claims, charges and encumbrances of any kind or nature and are in good working condition and repair (subject to normal wear and tear) and are adequate for their intended uses. The leases pursuant to which Rocky holds any such assets are in full force and effect and are enforceable against each party thereto in accordance with their terms; each party to such leases are in compliance thereunder; and no event has occurred which through the giving of notice or the lapse of time could cause or constitute a default or the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any such asset.

          6.20 Agreements.  Schedule 6.20 contains a complete and correct list
               ----------
of all leases, contracts, agreements and commitments, whether written or oral, to which Rocky is a party or by which it is bound, other than any agreement providing for the payment of consideration of $5,000 or less in the aggregate. Each such agreement is in full force and effect and is valid and is enforceable against each party thereto in accordance with its terms; each party thereto is in compliance thereunder, and no event has occurred which through the giving of notice or the lapse of time could cause or constitute a default or the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any property or assets of Rocky.

          6.21 Material Misstatements or Omissions.  No representations,
               -----------------------------------
warranties or information furnished by GMC, RAI or Zeitouni to the Purchaser or TAG in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements and facts contained therein not misleading.

          Section 7.  Representations and Warranties of LDA.  LDA represents and
                      -------------------------------------
warrants to the Purchaser as follows:

          7.1  Organization and Standing.  LDA is a limited partnership duly
               -------------------------
organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power to enter into and perform its obligations under this Agreement.

          7.2  Validity of Partnership Interests.  LDA has the full capacity,
               ---------------------------------
right and lawful authority to transfer the Partnership Interests owned by LDA to the Purchaser. LDA owns beneficially and of record, the Partnership Interests as indicated on Schedule 1, free and clear of any Liens. Assuming that the Purchaser is acquiring the Partnership Interests in good faith, upon the delivery of and payment by the Purchaser of the Purchase Price in the manner described in Section 2.2, the Purchaser shall acquire good and valid title to the Partnership Interests from LDA, free and clear of any Liens other than Liens created by the Purchaser.

          7.3 Agreement.  This Agreement has been duly authorized by all
              ---------
necessary action on the part of LDA, has been duly executed and delivered by LDA and constitutes the legal, valid and binding obligation of LDA, enforceable against LDA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

          7.4  No Brokers or Finders.  No person has or will have, as a result
               ---------------------
of the transactions contemplated by this Agreement, any right, interest or valid claim against the Purchaser or TAG for any commission, fee or other compensation as a finder or broker because of any act or omission by LDA or any of its agents.

          7.5  No Conflicting Instruments.  The execution, delivery and
               --------------------------
performance of this Agreement by LDA and the transactions contemplated herein will not violate or conflict with its certificate of limited partnership or limited partnership agreement and will not violate, conflict with or constitute a default under any agreement or instrument to which LDA is a party or by which LDA is bound, or any judgment, decree, order, statute, rule or governmental regulation applicable to LDA.

          7.6 Governmental Consent.  No consent, approval or authorization of,
              --------------------
or registration, qualification, designation, declaration or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement or the performance by LDA of any of the transactions contemplated hereby by LDA.

          7.7 Litigation.  There is no action, proceeding or investigation
              ----------
pending or to LDA's knowledge threatened against LDA that questions the validity of this Agreement or any action taken or to be taken by LDA in connection herewith.

          Section 8.  Representations and Warranties of the Purchaser and TAG.
                      -------------------------------------------------------
The Purchaser and TAG, jointly and severally, represent and warrant to the Sellers as follows:

          8.1 Organization and Standing.  The Purchaser is a limited liability
              -------------------------
company duly organized, validly existing and in good standing under the laws of the state of Delaware and TAG is a corporation duly organized, validly existing and in good standing under the laws of the state of California. Each of the Purchaser and TAG has all requisite power to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party.

          8.2 Agreement.  This Agreement and each of the Ancillary Agreements to
              ---------
which the Purchaser or TAG is a party have been duly authorized by all necessary action on the part of the Purchaser or TAG, have been duly executed and delivered by the Purchaser or TAG and constitute the legal, valid and binding obligation of the Purchaser or TAG, enforceable against the Purchaser or TAG in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

          8.3  No Brokers or Finders.  No person has or will have, as a result
               ---------------------
of the transactions contemplated by this Agreement, any right, interest or valid claim against any of the Sellers for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser, TAG or any of their agents.

          8.4  No Conflicting Instruments.  The execution, delivery and
               --------------------------
performance of this Agreement or any of the Ancillary Agreements by the Purchaser or TAG will not violate or conflict with its certificate of formation or certificate of incorporation, or limited liability company agreement or by-laws, as the case may be, and will not violate, conflict with or constitute a default under any agreement or instrument to which the Purchaser or TAG is a party or by which the Purchaser or TAG is bound, or any judgment, decree, order, statute, rule or governmental regulation applicable to the Purchaser or TAG.

          8.5  Governmental Consent.  No consent, approval or authorization of,
               --------------------
or registration, qualification, designation, declaration or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement or any of the Ancillary Agreements or the performance of any of the transactions contemplated hereby or thereby by the Purchaser or TAG.

          8.6  Reports.  TAG has filed all required reports, schedules, forms,
               -------
statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (collectively, including all exhibits thereto and any registration statement filed with the SEC since such date, the "TAG Disclosure Documents"). None of the TAG Disclosure Documents, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the TAG Disclosure Documents, as of their respective dates (and as of the date of any amendment), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          8.7  Litigation.  There is no action, proceeding or investigation
               ----------
pending or to the Purchaser's or TAG's knowledge threatened against the Purchaser or TAG that questions the validity of this Agreement or any action taken or to be taken by the Purchaser or TAG in connection herewith.

          8.8 TAG Stock.  Except as provided in the Escrow Agreement, upon the
              ---------
delivery by the Purchaser, each of GMC and RAI shall acquire good and valid title to the TAG Stock from TAG, free and clear of any Lien, and the TAG Stock will be duly authorized, validly issued, fully paid and non-assessable.

          8.9 Investment Representation.  The Purchaser is acquiring the
              -------------------------
Partnership Interests for its own account and not with a view to, or for sale in connection with, any distribution thereof that would require registration under the 1933 Act.

          Section 9.  Post-Closing Covenants.  (a)  Following the Closing, the
                      ----------------------

Purchaser will offer continued employment to all employees of Rocky, and the Purchaser and TAG will be jointly and severally responsible for severance or termination costs, costs relating to compliance with the Worker Adjustment and Retraining and Notification Act (29 U.C.S. (S)(S) 2101 et seq.), plant closing
                                                       ------
costs and the costs of compliance with any other applicable laws or regulations relating to the rights of employees.

          (b) Following the Closing, the Purchaser and TAG will cause Rocky to timely satisfy all of its liabilities existing as of the Closing Date and reflected on the Closing Balance Sheet.

          (c) Following the Closing, in the event that any tax returns of Rocky for any period up to and including June 30, 1998 shall be audited by any taxing authority, Purchaser shall permit any of the Sellers (at such Seller's expense), to participate in the audit process and shall provide to such Seller all appropriate documents. The Purchaser shall not settle or compromise any contested amounts without the consent of each of the Sellers which consent shall not be unreasonably withheld.

          (d) Following the Closing, RAI and GMC shall deliver good and marketable title to the properties located in the State of Mississippi listed on
Schedule 9 to Rocky and shall deliver all required governmental consents in connection therewith within 75 days after the Closing Date.

          (e) Zeitouni shall pay all amounts owed to Rocky (approximately $30,147) in full within 30 days of the Closing Date.

          Section 10.  Public Communications.  Except as required by law, there
                       ---------------------
shall be no public communications (including communications to members of the trade) regarding this Agreement, the Ancillary Agreements or the transactions contemplated herein or therein without the prior consent of the Purchaser and the Sellers.

          Section 11. Further Assurances. After the Closing, for no further
                      ------------------
consideration, each of the parties shall perform all such other actions and shall execute, acknowledge and deliver all such documents as the other parties or their respective counsel may reasonably request to vest in the Purchaser, and protect the Purchaser's right, title and interest in, and enjoyment of, the Partnership Interests.

          Section 12.  Survival of Representations and Warranties.  The
                       ------------------------------------------
representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated herein and the indemnification obligations of the parties hereto in respect of such representations and warranties shall survive the making of this Agreement and any examination by or on behalf of such parties, (i) in respect of the representations and warranties regarding
                  -
Taxes set forth in Section 6.13 of this Agreement, until the expiration of the statute of limitations applicable to any tax liability for which such representations and warranties are made, (ii) in respect of any representations
                                          --
and warranties set forth in Section 6, for three years from the Closing Date and
(iii) in respect of any representations and warranties set forth in Section 7 of
 ---
this Agreement, for one year from the Closing Date.

               Section 13.  Indemnification by GMC and RAI.
                            ------------------------------

          (a) GMC and RAI (the "Indemnifying Parties"), jointly and severally, shall defend, indemnify and hold harmless the Purchaser, TAG and their respective officers, directors, shareholders, members, employees, attorneys, accountants, affiliates, agents, successors and assigns and any person who controls or is deemed to control any of them (the "Indemnified Parties") from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, attorneys' fees and costs, and costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise or result from or are related to
(i) any breach by either of the Indemnifying Parties of any of its representations, warranties, covenants or commitments contained in this Agreement or the Escrow Agreement or the transactions to which they relate, (ii)
                                                                             --
the business, operations, liquidation or dissolution of AC Designs LLC and AC Designs Inc., (iii) any matter described on Schedule 6.17, (iv) that certain
               ---                                          --
Agreement dated February 14, 1997 between USPA Properties, Inc. and Quade, Inc., as amended to date, or the transaction described in Section 4.6 or (v) the
                                                                    -
failure to pay any Tax with respect to the business or operations of Rocky prior to the Closing Date. The Indemnifying Parties, jointly and severally, shall reimburse each Indemnified Party on demand for any payment made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions to which the foregoing indemnity relates. Consummation of the transactions contemplated by this Agreement shall not be deemed or construed to be a waiver of any right or remedy of any Indemnified Party hereunder, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The obligation to advance or pay promptly on demand all amounts as they are incurred shall exist irrespective of the ultimate final judicial determination, and in the event of a dispute about amounts owed, such amounts shall be advanced as they are incurred pending resolution and final judicial determination.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the Indemnifying Parties shall not be liable to the Purchaser or TAG under this Section 13, as a result of the breach of any representation, warranty, covenant or commitment of an Indemnifying Party contained in this Agreement unless and until the aggregate amount of the Losses suffered by the Purchaser and TAG as a result of all such breaches shall exceed $50,000 and in such case, the Indemnifying Parties shall only be liable for Losses in excess of such $50,000.

          (c) Each Indemnified Party shall promptly notify the Indemnifying Parties of the existence of any claim, demand or other matter involving liabilities to third parties to which the Indemnifying Parties' indemnification obligations could apply and shall give the Indemnifying Parties a reasonable opportunity to defend the same at their expense and with counsel of their own selection (who shall be approved by the Indemnified Party, which approval shall not be withheld unreasonably); provided, how ever, that (i) the Indemnified
                               --------                  -
Party shall at all times also have the right to fully participate in the defense at its own expense, (ii) if (other than in connection with the matters described
                     --
in Schedule 6.17), in the reasonable judgment of the Indemnified Party, based upon the written advice of counsel, a conflict of interest may exist between the Indemnified Party and any of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume such defense on behalf of such Indemnified Party and (iii) the failure to so notify the Indemnifying Parties shall not
           ---
relieve the Indemnifying Parties from any liabilities that they may have hereunder or otherwise, except to the extent that such failure so to notify the Indemnifying Parties materially prejudices the rights of the Indemnifying Parties. If the Indemnifying Parties shall, within a reasonable time after said notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of the Indemnifying Parties. The Indemnifying Parties shall not compromise or settle the claim or other matter (other than the matters described in Schedule 6.17) without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). If the claim is one that cannot by its nature be defended solely by the Indemnifying Parties, the Indemnified Party shall make available all information and assistance that the Indemnifying Parties may reasonably request; provided, however, that any associated expenses shall be
                    --------
paid by the Indemnifying Parties.

          (d) If the indemnification provided for in this Section 13 is unavailable as a matter of law or public policy to any Indemnified Party in respect of any Loss, then the Indemnifying Parties, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Loss, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Parties, taken as a whole, on the one hand, and such Indemnified Party, on the other, in connection with the actions, statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Parties, taken as a whole, on the one hand, and such Indemnified Party, on the other, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, either an Indemnifying Party or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

          (e) The Indemnifying Parties' obligations hereunder shall be in addition to any liability that they or any other person may otherwise have to the Indemnified Parties, and shall be binding upon, and inure to the benefit of, their successors and assigns, and shall inure to the benefit of the heirs, personal representatives, successors and assigns of each Indemnified Party.

          Section 14.  Indemnification by LDA.
                       ----------------------

          (a) LDA shall defend, indemnify and hold harmless the Purchaser and TAG and their respective successors and assigns (the "LDA Indemnified Parties") from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, attorneys' fees and costs, and costs of investigation and preparation) (a "LDA Loss") which, directly or indirectly, arise or result from or are related to (i) any breach by LDA of any of its representations, warranties, covenants or
    -
commitments contained in this Agreement, or (ii) the failure of LDA to pay any
                                             --
Tax with respect to the business or operations of Rocky prior to the Closing Date that is as a matter of law imposed on LDA in its capacity as a limited partner of Rocky. LDA shall reimburse each LDA Indemnified Party on demand for any payment made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions to which the foregoing indemnity relates. Consummation of the transactions contemplated by this Agreement shall not be deemed or construed to be a waiver of any right or remedy of any LDA Indemnified Party hereunder, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The obligation to advance or pay promptly on demand all amounts as they are incurred shall exist irrespective of the ultimate final judicial determination, and in the event of a dispute about amounts owed, such amounts shall be advanced as they are incurred pending resolution and final judicial determination.

          (b) Notwithstanding anything to the contrary contained in this Agreement, LDA shall not be liable to the Purchaser or TAG under this Section 14, as a result of the breach of any representation, warranty, covenant or commitment of LDA contained in this Agreement (i) unless and until the aggregate
                                               -
amount of the LDA Losses suffered by the Purchaser and TAG as a result of all such breaches shall exceed $50,000 and in such case, LDA shall only be liable for LDA Losses in excess of such $50,000 or (ii) for an amount in excess of
                                             --
$4,500,000.

          (c) Each LDA Indemnified Party shall promptly notify LDA of the existence of any claim, demand or other matter involving liabilities to third parties to which LDA's indemnification obligations could apply and shall give LDA a reasonable opportunity to defend the same at their expense and with counsel of their own selection (who shall be approved by the LDA Indemnified Party, which approval shall not be withheld unreasonably); provided, however,
                                                           --------
that (i) the LDA Indemnified Party shall at all times also have the right to
      -
fully participate in the defense at its own expense, (ii) if, in the reasonable
                                                      --
judgment of the LDA Indemnified Party, based upon the written advice of counsel, a conflict of interest may exist between the LDA Indemnified Party and LDA, LDA shall not have the right to assume such defense on behalf of such LDA Indemnified Party and (iii) the failure to so notify LDA shall not relieve LDA
                       ---
from any liabilities that it may have hereunder or otherwise, except to the extent that such failure so to LDA materially prejudices the rights of LDA. If LDA shall, within a reasonable time after said notice, fail to defend, the LDA Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of LDA. LDA shall not compromise or settle the claim or other matter without the written consent of the LDA Indemnified Party (which consent shall not be unreasonably withheld). If the claim is one that cannot by its nature be defended solely by LDA, the LDA Indemnified Party shall make available all information and assistance that LDA may reasonably request; provided, however, that any associated expenses shall be
                        --------
paid by LDA.

          (d) LDA's sole obligations hereunder arising out of the breach of its representations, warranties, covenants or commitments contained in this Agreement shall be pursuant to this Section 14 and LDA shall not have any other liability to the LDA Indemnified Parties.

          Section 15.  Expenses, etc.  Each of the Purchaser and the Sellers
                       -------------
shall pay such party's own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

          Section 16.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be delivered by hand or sent by first-class mail, postage prepaid, as follows:

If to the Purchaser or TAG, at:

               Tarrant Apparel Group
               3151 East Washington Boulevard
               Los Angeles, California  90023
               Attention:  Chief Financial Officer
with a copy to:

               Manatt, Phelps & Phillips, LLP
               11355 West Olympic Boulevard
               Los Angeles, California  90064
               Attention:  Peter M. Menard, Esq.

If to LDA, at:

               Limited Direct Associates, L.P.
               c/o The Limited, Inc.
               Three Limited Parkway
               Columbus, Ohio 43230
               Attention:  General Counsel

with a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10022
               Attention:  Robert F. Quaintance, Jr.


If to RAI or GMC, to such party at:

               c/o Rocky Apparel, L.P.
               1384 Broadway, 14th Floor
               New York, New York 10018
               Attention: Gabriel Zeitouni

with a copy to:

               Steven M. Gerber, Esq.
               1114 Avenue of the Americas, 45th Floor
               New York, New York 10036

or, in each case, at such address and to the attention of such person as either party shall have furnished to the other by notice.

          Section 17.  Miscellaneous.  Each of the parties hereto hereby
                       -------------
irrevocably and unconditionally consents to submit to the exclusive jurisdictions of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any litigation arising out of or relating to this Agreement or the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 16 of this Agreement shall be effective service of process for any litigation brought against it in any court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. This Agreement together with the Escrow Agreement contemplated in Section 4.5 constitute the entire understanding between the parties hereto. This Agreement may be modified or terminated only by an instrument in writing signed by the parties hereto. This Agreement shall be binding on and shall inure to the benefit of the successors and legal assigns of the parties hereto. This Agreement shall be governed by the laws of the State of New York as applied to contracts made and fully performed in New York. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The headings of the sections of this Agreement are solely for convenience of reference and shall not affect the meaning of any of the provisions hereof.

          Section 18.  Transfer Taxes. The Sellers shall pay all stock transfer
                       --------------
and other transfer taxes required to be paid in connection with the sale to the Purchaser of the Partnership Interests. Rocky and the Sellers shall file, independently or jointly with the Purchaser, as the law requires, all real property and other transfer tax filings required to be filed by it in connection with the sale and delivery to the Purchaser of the Partnership Interests.

                IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above-written.

                         ROCKY ACQUISITION, LLC


                         By:      /s/ Mark B. Kristof
                              -----------------------------------------
                                  Name:    Mark B. Kristof
                                  Title:   Vice President

                         TARRANT APPAREL GROUP


                         By:      /s/ Mark B. Kristof
                              -----------------------------------------
                                  Name:    Mark B. Kristof
                                  Title:   Vice President

                         LIMITED DIRECT ASSOCIATES, L.P.

                         By:  Limited Direct, Inc., as General Partner


                         By:      /s/ Kenneth Gilman
                              -----------------------------------------
                                  Name:    Kenneth Gilman
                                  Title:   President

                         ROCKY APPAREL, INC.


                         By:      /s/ Gabriel Zeitouni
                              -----------------------------------------
                                  Name:    Gabriel Zeitouni
                                  Title:   President

                         GABRIEL MANUFACTURING COMPANY


                         By:      /s/ Gabriel Zeitouni
                              -----------------------------------------
                                  Name:  Gabriel Zeitouni
                                  Title:   President